UNAUDITED PRO FORMA FINANCIAL INFORMATION

The Unaudited Pro Forma Financial Information reflects financial information, which gives effect to the acquisition of all of the outstanding common shares of CityCaps Information Technology Co., Ltd. (“CityCaps”) (a Peoples Republic of China Corporation) in exchange for 10,000,000 shares of common stock of World Wide Web, Inc. (“WWW”) (a Nevada Corporation).

The Pro Forma Statements included herein reflect the use of the purchase method of accounting for the above transaction.  The acquisition of CityCaps, which closed on August 16, 2004, was accounted for as a reverse acquisition as the former stockholders of CityCaps controlled the voting common shares of the Company immediately after the acquisition.  Such financial information has been prepared from, and should be read in conjunction with, the historical unaudited financial statements of CityCaps and WWW included in this memorandum.

The Pro Forma Balance Sheet gives effect to the transaction as if it had occurred on June 30, 2004.  The Pro Forma Statement of Operations gives effect to the transaction as if it had occurred at the beginning of the earliest period presented, combining the results of WWW for the six months ended June 30, 2004 and CityCaps for the period ended June 30, 2004.

WORLD WIDE WEB, INC. (NV) PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET as of June 30, 2004

				(Unaudited)
	Historical	Historical	Pro forma	Pro forma
ASSETS	World Wide Web, Inc. (NV)	CityCaps (PRC)	Adjustments	World Wide Web, Inc. (NV)
Current assets:
Cash and cash equivalents	$28,455	$32,861		$61,316
Other receivables	-	2,722		2,722
Prepaid expenses	-	7,099		7,099
Due from related party	-	24,080		24,080
Total current assets	28,455	66,762		95,217

Equipment, net	924	30,781		31,705
Total non-current assets	924	30,781		31,705

Total assets	$29,379	$97,543		$126,922

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$268	$796		$1,064
Accounts payable - related party	1,000	-		1,000
Accrued and payroll liabilities	7,021	22,653		29,674
Accrued executive compensation	72,455	-		72,455
Other payables - related party	-	56,375		56,375
Payroll taxes payable	-	1,878		1,878
Total current liabilities	80,744	81,702		162,446

Other Long Term Liabilites	-	-		-

Total Liabilities	80,744	81,702		162,446

Redeemable common stock	-	-		-

Shareholders' equity (deficit):
Common stock, $.001 par value	3,253	261,873	(261,873)
			10,000	13,253

Additional paid in capital	203,574	-	3,681
			(10,000)	197,255
Registered capital contribution receivable		(169,115)		(169,115)
Accumulated (deficit)	(258,192)	(76,917)	258,192	(76,917)
Total shareholders' equity (deficit)	(51,365)	15,841		(35,524)

Total liabilities and shareholders' equity	$29,379	$97,543	-	$126,922

WORLD WIDE WEB, INC. (NV) PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS for the six months ended June 30, 2004

				(Unaudited)
	Historical	Historical	Pro forma	Pro forma
	World Wide Web, Inc. (NV)	CityCaps (PRC)	Adjustments	World Wide Web, Inc. (NV)

Revenue	$-	$33,746		$33,746

General and administratvie expenses	24,845	110,646		135,491
Executive compensation	34,970	-		34,970
Depreciation	118	-		118

Operating loss	(59,933)	(76,900)	-	(136,833)

Other income (expense):
Interest income (expense)	66	(17)		49
Impairment of investments	(2,000)	-		(2,000)
	(1,934)	(17)		(1,951)

Net loss	$(61,867)	$(76,917)	$-	$(138,784)

Basic and diluted (loss) per common share	$(0.02)	$-		$(0.01)

Weighted average number of
common shares outstanding	3,253,201	-		13,253,201

World Wide Web, Inc.

(a Development Stage Company)

Notes to Pro Forma Financial Statements

Note 1

To reflect the recapitalization of World Wide Web, Inc.-Nevada (“WWW”) with the book value of net assets of CityCaps Information Technology Co., Ltd.-Peoples Republic of China (“CityCaps”) at the acquisition date.  Because the acquisition was accounted for as a reverse acquisition, there was neither goodwill recognized nor any adjustments to the book value of the net assets of WWW that would affect the pro forma statement of operations.

Note 2

To reflect the issuance of 10,000,000 shares of WWW $0.001 par value common stock pursuant to the Acquisition Agreement dated August 16, 2004 wherein WWW acquired 100% of the outstanding stock of CityCaps.